SECOND AMENDMENT TO THE
FUND SERVICING AGREEMENT

    This Second Amendment effective as of the last date in the signature block (the “Effective Date”) to the Fund Servicing Agreement dated as of May 1, 2026, as amended (the “Agreement”), is entered into by and between EA SERIES TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC (d/b/a U.S. Bank Global Fund Services), a Wisconsin limited liability company (“GFS”).

RECITALS

    WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the following funds:
•3A All World Equity ETF
•Brickworks Core US Equity ETF
•Brickworks Extended Market ETF
•MarketDesk International Momentum ETF
•Sequoia Select Equity Income ETF
•Sequoia Select Global Equity ETF
•Sequoia Select Large Core ETF
•Sequoia Select Large Growth ETF
•Sequoia Select SMID ETF
To remove the following funds:
•Astoria US Enhanced Core Equity ETF
•Astoria US Small Cap Quality Growth Kings ETF

WHEREAS, the parties desire to amend Exhibit A of the Agreement to reflect the following name change:

•EA Astoria Beacon Dynamic Core US Fixed Income ETF (f/k/a EA Astoria Dynamic Core US Fixed Income ETF)

WHEREAS, Section 14 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Trust’s Board.

    NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.As of the Effective Date, Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.
    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

EA SERIES TRUST                    U.S. BANCORP FUND SERVICES, LLC

By:    /s/ Sean Hegarty                By:    /s/ Elizabeth Scalf
Name:    Sean Hegarty                    Name:    Elizabeth Scalf_________________
Title:    Treasurer                    Title:    Senior Vice President __________
Date:    7/17/2026                    Date:    7/21/2026

EXHIBIT A

Funds

Name of Series
3A All World Equity ETF
Alpha Architect 1-3 Month Box ETF
Alpha Architect 1-3 Year Box ETF
Alpha Architect Aggregate Bond ETF
Alpha Architect Global Equity ETF
Alpha Architect Global Factor Equity ETF
Alpha Architect High Inflation and Deflation ETF
Alpha Architect Inflation-Protected Securities ETF
Alpha Architect Intermediate-Term Treasury Bond ETF
Alpha Architect International Quantitative Momentum ETF
Alpha Architect International Quantitative Value ETF
Alpha Architect Long-Term Treasury Bond ETF
Alpha Architect Real Estate ETF
Alpha Architect Tail Risk ETF
Alpha Architect U.S. Quantitative Momentum ETF
Alpha Architect U.S. Quantitative Value ETF
Alpha Architect US Equity ETF
Alpha Architect US Equity 2 ETF
Alpha Architect US Equity 3 ETF
Alpha Architect US Equity 4 ETF
Alpha Architect US Equity 5 ETF
Alpha Architect US Equity 6 ETF
Alpha Architect US Equity Growth ETF
Alpha Blue Capital US Small-Mid Cap Dynamic ETF
Altrius Global Dividend ETF
Amplius Aggressive Asset Allocation ETF
AOT Growth and Innovation ETF
AOT Software Platform ETF
Argent Focused Small Cap ETF
Argent Large Cap ETF
Argent Mid Cap ETF
Arin Tactical Tail Risk ETF
ARS Core Equity Portfolio ETF
ARS Focused Opportunities Strategy ETF
Astoria International Quality Growth Kings ETF
Astoria US Equal Weight Quality Kings ETF
Astoria US Quality Growth Kings ETF
Avory Foundational ETF
Avos Global Equities ETF
Bastion Energy ETF
Brickworks Core US Equity ETF

Brickworks Extended Market ETF
Bridges Capital Tactical ETF
BufferLABS US Equity Dynamic Buffer ETF
Burney U.S. Equity Select ETF
Burney U.S. Factor Rotation ETF
Bushido Capital US Equity ETF
Bushido Capital US SMID Cap Equity ETF
BWM Quality Growth ETF
Cambria Endowment Style ETF
Cambria Endowment Style 2 ETF
Cambria Global EW ETF
Cambria Global EW 2 ETF
Cambria Global EW 3 ETF
Cambria Global Shareholder Yield ETF
Cambria Tax Aware ETF
Cambria US EW ETF
Cambria US Large Cap Equity ETF
Castellan Targeted Equity ETF
Castellan Targeted Income ETF
CG Flagship Equity ETF
City Different Investments Global Equity ETF
City Different Investments SMID Cap Core Equity ETF
Cloverpoint Core Alpha Global ETF
Cloverpoint Core Alpha International ETF
Cloverpoint Core Alpha Power Evolution ETF
Cloverpoint Core Alpha US ETF
Coastal Compass 100 ETF
Concourse Capital Focused Equity ETF
DAC 3D Dividend Growth ETF
Dakota Active Equity ETF
Defined Duration 5 ETF
Defined Duration 10 ETF
Defined Duration 20 ETF
Draco Evolution AI ETF
EA Astoria Beacon Dynamic Core US Fixed Income ETF
EA Bridgeway Aggressive Investors ETF
EA Bridgeway Blue Chip ETF
EA Bridgeway Omni Small-Cap Value ETF
EA Bridgeway Select Small-Cap Value ETF
EA Bridgeway Ultra-Small Company Market ETF
Efficient Market Portfolio Long ETF
Efficient Market Portfolio Plus ETF
Euclidean Fundamental Value ETF
Freedom 100 Emerging Markets ETF
Freedom Day Dividend ETF
Gadsden Dynamic Multi-Asset ETF

Goaltender ETF
Guru Favorite Stocks ETF
Honeytree U.S. Equity ETF
Humilis US Dividend Growth Opportunities ETF
Humilis US Focused Opportunities ETF
Humilis US Large Cap Fundamental Value ETF
Humilis US SMID Focused ETF
Intelligent Alpha Atlas ETF
Intelligent Equal Select ETF
Intelligent Omaha ETF
Intelligent Small Cap Select ETF
Intelligent Tech Focus ETF
JLens 500 Jewish Advocacy U.S. ETF
Keating Active ETF
Manzil Russell Halal USA Broad Market ETF
MarketDesk Focused U.S. Dividend ETF
MarketDesk Focused U.S. Momentum ETF
MarketDesk International Momentum ETF
Matrix Advisors Value ETF
MC Trio Equity Buffered ETF
Militia Long/Short Equity ETF
MKAM ETF
Moonvest ETF
Morgan Dempsey Large Cap Value ETF
MRBL Enhanced Equity ETF
Optimal Tax Managed Equity ETF
Qualivian Focus Fund ETF
RACWI US ETF
Rainwater Equity ETF
Relative Sentiment Tactical Allocation ETF
Research Affiliates Deletions ETF
RockCreek Global Equality ETF
Sapient Quality Select ETF
Sarmaya Thematic ETF
Sequoia Global Value ETF
Sequoia Select Equity Income ETF
Sequoia Select Global Equity ETF
Sequoia Select Large Core ETF
Sequoia Select Large Growth ETF
Sequoia Select SMID ETF
Significance Capital Enhanced Alpha ETF
Sophus Capital Emerging Market ETF
Sophus Capital Emerging Market Small Cap ETF
Sparkline Emerging Markets Intangible Value ETF
Sparkline Intangible Value ETF
Sparkline International Intangible Value ETF

Sparkline US Small Cap Intangible Value ETF
Stance Sustainable Beta ETF
StockSnips AI-Powered Sentiment US All Cap ETF
Strive 1000 Dividend Growth ETF
Strive 1000 Growth ETF
Strive 1000 Value ETF
Strive 500 ETF
Strive Emerging Markets Ex-China ETF
Strive Enhanced Income Short Maturity ETF
Strive Natural Resources and Security ETF
Strive Small-Cap ETF
Strive Total Return Bond ETF
Strive U.S. Energy ETF
Strive U.S. Semiconductor ETF
Suncoast Select Growth ETF
TBG Dividend Focus ETF
The Investment House ETF
Towle Value ETF
Variant Perception Cycle Aware US Equity ETF
Warren Street Global Bond ETF
Warren Street Global Equity ETF
WHITEWOLF Commercial Real Estate Finance Income ETF
WHITEWOLF Publicly Listed Private Equity ETF
Yoke Core ETF